Exhibit 99.1
Essential Properties Announces Third Quarter 2024 Results
- Third Quarter Net Income per Share of $0.27 and AFFO per Share of $0.43 -
- Closed Investments of $307.6 million at an 8.1% Weighted Average Cash Cap Rate -
- Issues 2025 AFFO Guidance of $1.84 to $1.89 per Share -
October 23, 2024
PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three and nine months ended September 30, 2024.
Third Quarter 2024 Financial and Operating Highlights:

Operating Results (compared to Third Quarter 2023):
•Investments (57 properties)	$ Invested	$307.6 million
	Weighted Avg Cash Cap Rate	8.1%
•Dispositions (9 properties)	Net Proceeds	$17.0 million
	Weighted Avg Cash Cap Rate	6.8%
•Net Income per Share	Decreased by 7%	$0.27
•Funds from Operations ("FFO") per Share	Increased by 7%	$0.48
•Core Funds from Operations ("Core FFO") per Share	Increased by 7%	$0.48
•Adjusted Funds from Operations ("AFFO") per Share	Increased by 2%	$0.43
Debt, Equity & Leverage Update:
•New $450mm 2030 Term Loan (fully swapped at 4.9% rate)	Amount drawn at Sept. 30, 2024	$450.0 million
•Equity Raised (Gross) - ATM Program (1)	$31.04/share	$312.4 million
•Pro Forma Net Debt to Annualized Adjusted EBITDAre (2)	As of Quarter End	3.5x
Year to Date 2024 Financial and Operating Highlights:

Operating Results (compared to YTD Third Quarter 2023):
•Investments (219 properties)	$ Invested	$890.3 million
	Weighted Avg Cash Cap Rate	8.1%
•Dispositions (22 properties)	Net Proceeds	$33.7 million
	Weighted Avg Cash Cap Rate	6.8%
•Net Income per share	Decreased by 11%	$0.84
•FFO per share	Increased by 8%	$1.41
•Core FFO per share	Increased by 8%	$1.41
•AFFO per share	Increased by 5%	$1.29
Debt & Equity Activity:
•Equity Raised (Gross) - Follow-On Offering (March 14, 2024) (1)	$24.75/share	$256.2 million
•Equity Raised (Gross) - ATM Program (1)	$29.03/share	$502.8 million
1.All shares were sold on a forward basis and a total of 22,937,762 shares remain unsettled for estimated net proceeds of $626.0 million.
2.See page 10 for detailed calculation.
Activity Subsequent to Third Quarter 2024:

•Investments	$ Invested	$50.7 million
•Dispositions	$ Gross Proceeds	$4.0 million

CEO Comments
Commenting on the third quarter 2024 results, the Company's President and Chief Executive Officer, Pete Mavoides, said, “In the third quarter, our portfolio continued to perform well, as our middle market tenancy broadly remained healthy. The normalization of capital markets afforded us the opportunity to stay on the front foot, raising over $700 million of debt and equity capital, taking our liquidity position to over $1 billion. While this normalization is likely to bring increased competition on investments, our strong balance sheet and differentiated investment strategy position us for continued success in 2025. Our AFFO per share guidance for 2025 reflects these dynamics as we look to continue to execute our business plan."
Portfolio Highlights
The Company’s investment portfolio as of September 30, 2024 is summarized as follows:

September 30, 2024
Number of properties	2,053
Weighted average lease term (WALT)	14.1 years
Weighted average rent coverage ratio	3.6x
Number of tenants	407
Number of industries	16
Weighted average occupancy	99.9%
Total square feet of rentable space	21,037,576
Cash ABR - service-oriented or experience-based	93.2%
Cash ABR - properties subject to master lease	65.6%
Portfolio Update
Investments
During the three months ended September 30, 2024, the Company's $307.6 million of investment activity had a weighted average closing date of September 7, 2024. Additional details about the Company’s investment activity during the three and nine months ended September 30, 2024 are summarized as follows:

	Quarter Ended September 30, 2024	Year to Date September 30, 2024
Investments:
Investment volume	$307.6 million	$890.3 million
Number of transactions	37	108
Property count	57	219
Weighted average cash / GAAP cap rate	8.1%/9.1%	8.1%/9.2%
Weighted average lease escalation	2.1%	2.0%
% Subject to master lease	57%	71%
% Sale-leaseback transactions	89%	96%
% Existing relationship	79%	82%
% Required financial reporting (tenant/guarantor)	100%	100%
WALT	17.2 years	17.4 years

Dispositions
The Company’s disposition activity during the three and nine months ended September 30, 2024 is summarized as follows:

	Quarter Ended September 30, 2024	Year to Date September 30, 2024
Dispositions:
Net proceeds	$17.0 million	$33.7 million
Number of properties sold	9	22
Net gain / (loss)	$(0.2) million	$1.4 million
Weighted average cash cap rate (excluding vacant properties and sales subject to a tenant purchase option )	6.8%	6.8%
Loan Repayments
Loan repayments to the Company during the three and nine months ended September 30, 2024 are summarized as follows:

	Quarter Ended September 30, 2024	Year to Date September 30, 2024
Loan Repayments:
Proceeds—Principal	$3.0 million	$7.7 million
Number of properties	4	14
Weighted average interest rate	7.0%	7.1%
Leverage and Liquidity
The Company's leverage and liquidity as of September 30, 2024 are summarized in the following table.

	September 30, 2024	Pro Forma (1) September 30, 2024
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.8x	3.5x

Liquidity:
Cash and cash equivalents and restricted cash	$38.7 million	$584.7 million
Unused revolving credit facility capacity	$520.0 million	$600.0 million
Forward equity sales - unsettled	$626.0 million	—
Total available liquidity	$1.2 billion	$1.2 billion

ATM Program:
2024 ATM Program initial availability	$500.0 million
Aggregate gross sales under the 2024 ATM Program	$340.0 million
Availability remaining under the 2024 ATM Program	$160.0 million
Average price per share of gross sales since inception in June 2024	$30.68
1.Pro forma adjustments have been made to reflect the 22,937,762 unsettled shares sold on a forward basis through the Company's March 2024 follow-on offering and through its ATM Program as if they had been physically settled for cash on September 30, 2024.

Equity Activity
The Company's equity activity during the three months ended September 30, 2024 is summarized in the following table.

	Primary Offerings		ATM Program		Total
	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Net Proceeds (000s)
Forward Shares Unsettled - June 30, 2024	7,828,852	$23.48	5,047,448	$26.69	12,876,300	$24.74	$318,568
Shares Sold - Current Quarter	—	—	10,061,462	30.55	10,061,462	30.55	307,404
Shares Settled - Current Quarter	—	—	—	—	—	—	—
Forward Shares Unsettled - September 30, 2024	7,828,852		15,108,910		22,937,762	$27.29	$625,972
1.All prices are inclusive of forward price adjustments as of September 30, 2024.

Guidance
2025 Guidance
The Company currently expects 2025 AFFO per share on a fully diluted basis to be within a range of $1.84 to $1.89. The guidance range includes an estimate for investment volume of $900 million to $1.1 billion, and Cash G&A expense of $28 million to $31 million. Additionally, the guidance range includes an estimate for the dilutive effect of unsettled shares under the Company's outstanding forward sale agreements as calculated under the treasury stock method.
2024 Guidance
The Company reiterates its previously issued expectation that 2024 AFFO per share on a fully diluted basis will be within a range of $1.72 to $1.75.
Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.
Dividend Information
As previously announced, on September 5, 2024, Essential Properties' board of directors declared a cash dividend of $0.29 per share of common stock for the quarter ended September 30, 2024. The third quarter 2024 dividend represents an annualized dividend of $1.16 per share of common stock. The dividend was paid on October 11, 2024 to stockholders of record as of the close of business on September 30, 2024.
Conference Call Information
In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, October 24, 2024 at 10:00 a.m. EDT to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6784). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.
A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13749125. The telephone replay will be available through November 7, 2024.
A replay of the conference call webcast will be available on our website approximately three hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials
The Company’s Supplemental Operating & Financial Data—Third Quarter 2024 is available on Essential Properties’ website at investors.essentialproperties.com.
About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2024, the Company’s portfolio consisted of 2,053 freestanding net lease properties with a weighted average lease term of 14.1 years and a weighted average rent coverage ratio of 3.6x. In addition, as of September 30, 2024, the Company’s portfolio was 99.9% leased to 407 tenants operating 583 different concepts in 16 industries across 49 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.
The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that it will file with the Commission.

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental revenue[1,2]	$110,512	$86,969	$313,392	$246,960
Interest on loans and direct financing lease receivables	6,477	4,568	16,075	13,548
Other revenue	143	120	434	1,353
Total revenues	117,132	91,657	329,901	261,861

Expenses:
General and administrative	8,623	7,174	26,691	23,343
Property expenses[2]	1,536	1,359	3,685	3,346
Depreciation and amortization	30,879	26,212	89,332	74,779
Provision for impairment of real estate	5,695	165	12,259	1,645
Change in provision for credit losses	246	(63)	249	(85)
Total expenses	46,979	34,847	132,216	103,028
Other operating income:
(Loss) gain on dispositions of real estate, net	(243)	1,859	1,402	19,320
Income from operations	69,910	58,669	199,087	178,153
Other (expense)/income:
Loss on debt extinguishment	—	(116)	—	(116)
Interest expense	(21,627)	(12,633)	(54,586)	(36,837)
Interest income	1,169	330	2,510	1,416
Other income	—	—	1,548	—
Income before income tax expense	49,452	46,250	148,559	142,616
Income tax expense	159	162	470	472
Net income	49,293	46,088	148,089	142,144
Net income attributable to non-controlling interests	(153)	(174)	(460)	(532)
Net income attributable to stockholders	$49,140	$45,914	$147,629	$141,612

Basic weighted-average shares outstanding	175,330,976	155,917,176	172,656,778	150,314,073
Basic net income per share	$0.28	$0.29	$0.85	$0.94

Diluted weighted-average shares outstanding	179,610,599	157,182,984	175,365,280	151,609,426
Diluted net income per share	$0.27	$0.29	$0.84	$0.94
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $285, $198, $619 and $518 for the three and nine months ended September 30, 2024 and 2023, respectively.
2.Includes reimbursable income or reimbursable expenses from the Company’s tenants of $1,172, $820, $2,333 and $2,161 for the three and nine months ended September 30, 2024 and 2023, respectively.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$1,799,183	$1,542,302
Building and improvements	3,302,198	2,938,012
Lease incentive	18,731	17,890
Construction in progress	200,725	96,524
Intangible lease assets	94,894	89,209
Total real estate investments, at cost	5,415,731	4,683,937
Less: accumulated depreciation and amortization	(450,454)	(367,133)
Total real estate investments, net	4,965,277	4,316,804
Loans and direct financing lease receivables, net	336,210	223,854
Real estate investments held for sale, net	6,882	7,455
Net investments	5,308,369	4,548,113
Cash and cash equivalents	32,656	39,807
Restricted cash	6,055	9,156
Straight-line rent receivable, net	137,729	107,545
Derivative assets	17,823	30,980
Rent receivables, prepaid expenses and other assets, net	29,423	32,660
Total assets	$5,532,055	$4,768,261

LIABILITIES AND EQUITY
Unsecured term loans, net of deferred financing costs	$1,720,158	$1,272,772
Senior unsecured notes, net	396,264	395,846
Revolving credit facility	80,000	—
Intangible lease liabilities, net	10,894	11,206
Dividend payable	51,124	47,182
Derivative liabilities	40,403	23,005
Accrued liabilities and other payables	31,566	31,248
Total liabilities	2,330,409	1,781,259
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 175,331,836 and 164,635,150 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,753	1,646
Additional paid-in capital	3,330,653	3,078,459
Distributions in excess of cumulative earnings	(113,232)	(105,545)
Accumulated other comprehensive income	(25,834)	4,019
Total stockholders' equity	3,193,340	2,978,579
Non-controlling interests	8,306	8,423
Total equity	3,201,646	2,987,002
Total liabilities and equity	$5,532,055	$4,768,261

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
(unaudited, in thousands except per share amounts)	2024	2023	2024	2023
Net income	$49,293	$46,088	$148,089	$142,144
Depreciation and amortization of real estate	30,839	26,186	89,211	74,701
Provision for impairment of real estate	5,695	165	12,259	1,645
(Loss) gain on dispositions of real estate, net	243	(1,859)	(1,402)	(19,320)
Funds from Operations	86,070	70,580	248,157	199,170
Non-core expense (income)[1]	—	116	—	(588)
Core Funds from Operations	86,070	70,696	248,157	198,582
Adjustments:
Straight-line rental revenue, net	(11,099)	(7,191)	(31,259)	(20,739)
Non-cash interest	1,115	762	2,999	2,195
Non-cash compensation expense	2,618	2,144	8,205	7,022
Other amortization expense	261	708	736	1,244
Other non-cash adjustments	413	(68)	974	(101)
Capitalized interest expense	(1,486)	(750)	(3,690)	(1,765)
Adjusted Funds from Operations	$77,892	$66,301	$226,122	$186,438

Net income per share[2]:
Basic	$0.28	$0.29	$0.85	$0.94
Diluted	$0.27	$0.29	$0.84	$0.94
FFO per share[2]:
Basic	$0.49	$0.45	$1.43	$1.32
Diluted	$0.48	$0.45	$1.41	$1.31
Core FFO per share[2]:
Basic	$0.49	$0.45	$1.43	$1.31
Diluted	$0.48	$0.45	$1.41	$1.31
AFFO per share[2]:
Basic	$0.44	$0.42	$1.30	$1.23
Diluted	$0.43	$0.42	$1.29	$1.23
1.Includes the following during the: i) three months ended September 30, 2023 — $0.1 million loss on debt extinguishment; ii) nine months ended September 30, 2023 — $0.1 million loss on debt extinguishment, $0.9 million of insurance recovery income and $0.2 million of severance expense and non-cash compensation expense.
2.Calculations exclude $118, $101, $352 and $304 from the numerator for the three and nine months ended September 30, 2024 and 2023, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended September 30, 2024
Net income	$49,293
Depreciation and amortization	30,879
Interest expense	21,627
Interest income	(1,169)
Income tax expense	159
EBITDA	100,789
Provision for impairment of real estate	5,695
(Loss) gain on dispositions of real estate, net	243
EBITDAre	106,727
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	5,052
Adjustment to exclude other non-core or non-recurring activity[2]	319
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(172)
Adjusted EBITDAre - Current Estimated Run Rate	111,926
General and administrative expense	8,814
Adjusted net operating income ("NOI")	120,740
Straight-line rental revenue, net[1]	(11,713)
Other amortization expense	261
Adjusted Cash NOI	$109,288

Annualized EBITDAre	$426,908
Annualized Adjusted EBITDAre	$447,704
Annualized Adjusted NOI	$482,960
Annualized Adjusted Cash NOI	$437,152
1.Adjustment is made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended September 30, 2024 had occurred on July 1, 2024.
2.Adjustment is made to i) exclude non-core adjustments made in computing Core FFO, ii) exclude changes in the Company's provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3.Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	September 30, 2024	Rate	Wtd. Avg. Maturity

Unsecured debt:
February 2027 term loan[1]	$430,000	2.4%	2.4 years
January 2028 term loan[1]	400,000	4.6%	3.3 years
February 2029 term loan[1,2]	450,000	5.4%	4.4 years
January 2030 term loan[1,2]	450,000	4.9%	5.3 years
Senior unsecured notes due July 2031	400,000	3.1%	6.8 years
Revolving credit facility[3]	80,000	5.7%	1.4 years
Total unsecured debt	2,210,000	4.2%	4.3 years
Gross debt	2,210,000
Less: cash & cash equivalents	(32,656)
Less: restricted cash available for future investment	(6,055)
Net debt	2,171,289

Equity:
Preferred stock	—
Common stock & OP units (175,885,683 shares @ $34.15/share as of 9/30/24)[4]	6,006,496
Total equity	6,006,496
Total enterprise value ("TEV")	$8,177,785

Pro forma adjustments to Net debt and TEV:[5]
Net debt	$2,171,289
Less: Unsettled forward equity (22,937,762 shares @ $27.29/share as of 9/30/24)	(625,972)
Pro forma net debt	1,545,317
Total equity	6,006,496
Common stock — unsettled forward equity (22,937,762 shares @ $34.15/share as of 9/30/24)	783,325
Pro forma TEV	$8,335,138

Gross Debt / Undepreciated Gross Assets	36.9%
Net Debt / TEV	26.6%
Net Debt / Annualized Adjusted EBITDAre	4.8x

Pro Forma Gross Debt / Undepreciated Gross Assets	33.4%
Pro Forma Net Debt / Pro Forma TEV	18.5%
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.5x
1.Rates presented for the Company's term loans are fixed at the stated rates after giving effect to its interest rate swaps plus applicable margin and SOFR premium of 95bps (for 2027 and 2028 Term Loans) or 105bps (for 2029 and 2030 Term Loans).
2.Weighted average maturity calculation is made after giving effect to extension options exercisable at the Company's election.
3.The Company's revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin and SOFR premium of 87.5bps.
4.Common stock & OP units as of September 30, 2024, based on 175,331,836 common shares outstanding and 553,847 OP units held by non-controlling interests.
5.Pro forma adjustments have been made to reflect the unsettled portion of shares sold on a forward basis through the Company's March 2024 follow-on offering and through its ATM Program as if they had been physically settled for cash on September 30, 2024.

Investor/Media:
Essential Properties Realty Trust, Inc.
Robert W. Salisbury, CFA
Senior Vice President, Head of Capital Markets
609-436-0619
investors@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.

Non-GAAP Financial Measures and Certain Definitions
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.
FFO, Core FFO and AFFO
The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).
The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expenses or other non-core amounts as they occur.
To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest, non-cash compensation expense, other amortization expense, other non-cash charges and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.
FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
EBITDA and EBITDAre
The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The

Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.
EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Net Debt
The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
NOI and Cash NOI
The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI
The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.
Cash ABR
Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate
Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.
GAAP Cap Rate
GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.
Rent Coverage Ratio
Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.